UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 17, 2007

RAVEN GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-126680	20-2551275
(Commission File Number)	(IRS Employer Identification No.)

Suite 205 - 598 Main Street
Penticton, British Columbia, Canada V2A-5C7
(Address of Principal Executive Offices)

(604) 688-7526
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Raven Gold Corp. (the "Company"), previously reported in Note #3 of its interim financial statements filed as part of its Quarterly Reports on Form 10-QSB for three, six and nine months periods ending September 30, 2006, December 31, 2006, and March 31, 2007, respectively, borrowings in the amount of $425,000 (the “Advances”) from several private lenders (the “Lenders”) and subsequent payments of the same amounts to a certain private company (the “Owner”), party to the Joint Venture Agreement dated August 23, 2006, as amended, and binding Letter of Intent Agreement dated August 23, 2006 (collectively, the “Agreements”), as amended, pursuant to the payments scheduled under the Agreements in return for the Company’s acquisition of certain of the Owner’s interests, rights and privileges in the Las Minitas Groupings and La Currita Mill, as previously reported by the Company in its amended Current Report on Form 8-K/A filed with the SEC on April 3, 2007.As part of its review of its periodic filings made with the SEC, the Company’s management has discovered that the agreements covering the Advances were not formally entered into. In light of the foregoing, on May 17, 2007, the Company entered into loan agreements (the “Agreements”) with the Lenders to formalize the terms of the Advances, as more fully set forth below.

In addition, as part of its review of its periodic filings made with the SEC, the Company has also determined that the Company has previously obtained proceeds in the amount of $1,200,000 (the “Proceeds”) without entering into formal loan arrangements covering such Proceeds. In light of the foregoing, on May 17, 2007, the Company issued three promissory notes (the “Promissory Notes”) with these lenders to formalize the terms of the repayments of the Proceeds, as more fully set forth below.

Last, on May 17, 2007, the Company issued amended and restated promissory notes in the aggregate amount of $400,000 to the holders of the Notes in replacement of the promissory notes previously held by the Holders, as more fully set forth below.

Specifically, the terms of each Agreement, Promissory Note and amended and restated Promissory Note are set forth below:

Loan Agreements

i) Principal amount of $75,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on May 25, 2007;
ii) Principal amount of $75,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on May 26, 2007;
iii) Principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on June 25, 2007;
iv) Principal amount of $175,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on June 28, 2007;
v) Principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on July 25, 2007; and
vi)  Principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006, having a 7% interest which commenced accruing on May 1, 2007 and matures on August 23, 2007.

Promissory Notes

On May 17, 2007, the Company issued three Promissory Notes to a certain private lender in the principal amount of $200,000, $500,000 and $500,000, respectively, covering the entire amount of the Proceeds (as defined above). The Company agreed to pay interest on the principal amounts of the Promissory Notes at the rate of 10% per annum calculated annually from May 1, 2007, on so much of the principal amounts of the Promissory Notes as shall be outstanding form time to time. The Promissory Notes were issued as of May 17, 2007, but are effective as of October 3, 5 and 12, 2006, respectively. The Promissory Notes are payable on demand.

Amended Notes

On May 17, 2007, the Company issued three amended and restated Promissory Notes (the “Amended Notes”) to a certain private lender in the principal amount of $100,000.00, $50,000, and $250,000, respectively, covering $400,000 in aggregate proceeds previously received by the Company. The Amended Notes amend, and were issued to superseded, the promissory notes previously issued by the Company on September 21, 2006, April 12, 2007, and April 12, 2007, respectively. The Company agreed to pay interest on the principal amounts of the Amended Notes at the rate of 10% per annum calculated annually from May 1, 2007, on so much of the principal amounts of the Amended Notes as shall be outstanding form time to time. The Amended Notes are payable on demand.

  Copies of the each Loan Agreement, Promissory Note and amended and restated Promissory Note are attached to this report as Exhibits 10.1 - 10.12.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Exhibits

(d) Exhibits.

10.1	Promissory note for the principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.2	Promissory note for the principal amount of $75,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.3	Promissory note for the principal amount of $75,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.4	Promissory note for the principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.5	Promissory note for the principal amount of $50,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.6	Promissory note for the principal amount of $175,000, dated May 17, 2007, and effective as of August 11, 2006. *
10.7	Promissory note for the principal amount of $200,000, dated May 17, 2007, and effective as of October 3, 2006. *
10.8	Promissory note for the principal amount of $500,000, dated May 17, 2007, and effective as of October 5, 2006. *
10.9	Promissory note for the principal amount of $500,000, dated May 17, 2007, and effective as of October 12, 2006. *
10.10	Amended and Restated Promissory note for the principal amount of $100,000, dated May 17, 2007. *
10.11	Amended and Restated Promissory note for the principal amount of $250,000, dated May 17, 2007. *
10.12	Amended and Restated Promissory note for the principal amount of $50,000, dated May 17, 2007. *
__________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raven Gold Corp.

By:	/s/ Gary Haukeland
Gary Haukeland
Chief Executive Officer May 31, 2007